UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 3, 2011

First Security Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 3, 2011, First Security Group, Inc. (the “Company”) received a notice from the NASDAQ Stock Market (“Nasdaq”) that its stock had closed below $1.00 per share for 30 consecutive business days, and was therefore not in compliance with Nasdaq Marketplace Rule 5450(a)(1) (the “Bid Price Rule”).

In accordance with Marketplace Rule 5810(c)(3)(A), the Company may regain compliance with the Bid Price Rule if its stock closes at or above $1.00 for 10 consecutive business days by June 29, 2011.  The notification has no effect on the listing of the Company’s stock at this time.

The Company is currently evaluating its alternatives to resolve compliance with the Bid Price Rule.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following exhibits are being furnished with this Report:

Exhibit No.	Exhibit Description

99.1	Press Release, dated January 7, 2011. 1

______________________
1
The information provided in the attached press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated: January 7, 2011
By: /s/ William L. Lusk, Jr.
Name: William L. Lusk, Jr.
Title: Chief Financial Officer